Amendment #2
to
Order #1
Palantir Master Subscription Agreement

This Amendment #2 ("**Amendment**") to Order #1 of the Palantir Master Subscription Agreement entered May 25, 2021 (together, the "**Agreement**") between Palantir Technologies Inc. ("**Palantir**") and Wejo Limited ("**Customer**" and, collectively with Palantir, the "**Parties**"), as amended by Amendment # 1 made effective as of December 31, 2021, is made effective as of April 27, 2022 (the "**Effective Date**") by and between the Parties.

For Professional Services provided on or after the Effective Date, the Palantir Master Subscription Agreement shall be amended as follows:

1. Paragraph 3.1 of the Agreement is amended to append at the end thereof the following:

   Authorized Users shall also include [redacted]

2. Paragraph 3.3 of the Agreement is amended to append at the end thereof the following:

   [redacted]

3. Paragraph 4.1 of the Agreement is rewritten as follows:

   4.1 Wejo Ownership. As between the Parties, Wejo retains all rights, title, and interest, including all Intellectual Property Rights, in and to (a) the Content and Data and (b) any [redacted]

4. Paragraph 4.2 of the Agreement is amended to append at the end thereof the following:

   [redacted]

5. In Section 9:

a [redacted]

b [redacted]

6. Paragraph 12.2 is rewritten as follows:

> EXCEPT FOR THE PARTIES' OBLIGATIONS SET FORTH IN SECTIONS 4 AND 9 OF THIS AGREEMENT, WEJO'S PAYMENT OBLIGATIONS HEREUNDER, AND THE PARTIES' OBLIGATIONS SET FORTH IN SECTION 5 OF THIS AGREEMENT (WHICH SHALL BE SUBJECT TO SECTION 12.3 BELOW), TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AND NOT WITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, EACH PARTY AGREES THAT THE MAXIMUM AGGREGATE LIABILITY OF EITHER PARTY ON ALL CLAIMS OF ANY KIND UNDER THE AGREEMENT, WHETHER BASED ON CONTRACT, TORT (INCLUDING BUT NOT LIMITED TO, STRICT LIABILITY, PRODUCT LIABILITY, OR NEGLIGENCE), OR ANY OTHER LEGAL OR EQUITABLE THEORY OR RESULTING FROM THIS AGREEMENT OR ANY PRODUCTS OR [redacted]

7. A new Paragraph 12.3 titled "Super Cap" shall be inserted as follows:

[redacted]

[redacted]

8. To the extent that Palantir has access to Content or Data in any Wejo computer, system, cloud environment, or Wejo's instance of Foundry, the following terms are added to the Agreement:

a. [redacted]

b. [redacted]

c. [redacted]

d. [redacted]

e. [redacted]

f. [redacted]

g. [redacted]

All other terms under Order #1 remain unchanged.

Any capitalized terms not defined herein shall have the meaning given to them in the Agreement. Except as explicitly modified within this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

This Amendment shall be governed by and construed in accordance with the governing law and dispute resolution provisions detailed in Section 13 of the Agreement.

In Witness Whereof, the Parties have caused this Amendment to be executed as of the Effective Date set forth above.

Palantir Technologies Inc.	**Wejo Limited**
	DocuSigned by:
[redacted]	
DATE: April 29, 2022	DATE: 03 May 2022 | 1:56 PM BST